Exhibit 99.(27)(l)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 25, 2025, with respect to the statutory financial statements of PHL Variable Insurance Company, In Rehabilitation, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 29, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 17, 2025, with respect to the financial statements of the subaccounts listed in the Appendix to our report that comprise PHL Variable Accumulation Account, incorporated herein by reference and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 29, 2025